As filed with the Securities and Exchange Commission on November 9, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Columbia Pipeline Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	47-1982552
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5151 San Felipe Street, Suite 2500

Houston, Texas 77056

(713) 386-3701

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Robert E. Smith

Senior Vice President & General Counsel

5151 San Felipe Street, Suite 2500

Houston, Texas 77056

(713) 386-3701

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Gillian A. Hobson

Vinson & Elkins L.L.P.

1001 Fannin Street, Suite 2500

Houston, Texas 77002

(713) 758-2222

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered	Proposed Maximum Offering Price per Security	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(2)
Common Stock, par value $0.01 per share(1)
Preferred Stock, par value $0.01 per share(1)
Depositary Shares(1)(3)
Warrants(1)

(1)	There is being registered hereunder such indeterminate number of the securities of each identified class of the registrant as may be sold in an offering pursuant to this Registration Statement. Separate consideration may or may not be received for securities that are issuable upon exercise, conversion or exchange of other securities.
(2)	In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, the registrant is deferring payment of the registration fee required in connection with this registration statement.
(3)	The depositary shares registered hereunder will be evidenced by depositary receipts issued pursuant to a depositary agreement. If Columbia Pipeline Group, Inc. elects to offer to the public fractional interests in shares of its preferred stock, then it will distribute depositary shares, evidenced by depositary receipts issued pursuant to a depositary agreement, to those persons purchasing the fractional interests and will issue the shares of preferred stock to the depositary under the depositary agreement.

PROSPECTUS

Columbia Pipeline Group, Inc.

Common Stock

Preferred Stock

Depositary Shares

Warrants

This prospectus relates to the offer and sale of our common stock, par value $0.01 per share, preferred stock, par value $0.01 per share, depositary shares and warrants, from time to time.

We may offer and sell these securities from time to time in amounts, at prices and on terms to be determined by market conditions and other factors at the time of our offerings. We may offer and sell these securities on a continuous or delayed basis through agents, through underwriters or dealers or directly to one or more purchasers, including existing stockholders. This prospectus provides you with a general description of these securities and the general manner in which we will offer the securities. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus.

Investing in our securities involves risks. You should carefully consider the risk factors described under “Risk Factors” beginning on page 6 of this prospectus and in the applicable prospectus supplement or any of the documents we incorporate by reference before you make an investment in our securities.

Our common stock is traded on the New York Stock Exchange, or the “NYSE,” under the symbol “CPGX.” The last reported sales price of our common stock on the NYSE on November 6, 2015 was $20.62 per share.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus may not be used without a prospectus supplement.

The date of this prospectus is November 9, 2015.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission, or the “SEC” using a “shelf” registration process. Under this shelf registration process, we may, over time, offer and sell the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of us and the securities offered under this prospectus. Each time we sell securities with this prospectus, we will provide you with a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add to, update or change information in this prospectus. Before you invest in our securities, you should carefully read this prospectus and any prospectus supplement and the additional information described under the heading “Where You Can Find More Information.”

To the extent information in this prospectus is inconsistent with information contained in a prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement, together with additional information described under the heading “Where You Can Find More Information,” and any additional information that you may need to make your investment decision.

We have not authorized anyone to provide you with any other information. If you receive any unauthorized information, you must not rely on it. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus and any prospectus supplement is not an offer to sell or the solicitation of an offer to buy any securities other than the securities to which they relate and is not an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction.

You should not assume that the information contained in this prospectus or any prospectus supplement, as well as the information that we have previously filed with the SEC that is incorporated by reference into this prospectus or any prospectus supplement, is accurate as of any date other than the date of such document.

Unless the context requires otherwise, all references in this prospectus to (i) “CPG,” the “Company,” “we,” “us” and “our” refer to Columbia Pipeline Group, Inc. and its consolidated subsidiaries, (ii) “NiSource” refers to NiSource Inc. and its consolidated subsidiaries, (iii) “CEG” refers to Columbia Energy Group and its consolidated subsidiaries, (iv) “CPPL” refers to Columbia Pipeline Partners LP and its consolidated subsidiaries, and (v) “Columbia OpCo” refers to CPG OpCo LP and its consolidated subsidiaries. The overall transaction in which we were separated from NiSource is sometimes referred to in this prospectus as the “Separation.”

WHERE YOU CAN FIND MORE INFORMATION

We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any documents filed by us at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our filings with the SEC are also available to the public from commercial document retrieval services and at the SEC’s web site at http://www.sec.gov.

We also make available free of charge on our Internet website at http://www.cpg.com all of the documents that we file with the SEC as soon as reasonably practicable after we electronically file such material with the SEC. Information contained on our website is not incorporated by reference into this prospectus and you should not consider information contained on our website as part of this prospectus.

We “incorporate by reference” information into this prospectus, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information contained expressly in this prospectus, and the information that we file later with the SEC will automatically supersede this information. You should not assume that the information in this prospectus is current as of any date other than the date on the front page of this prospectus.

We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (excluding any information furnished and not filed with the SEC), including all such documents that we may file with the SEC prior to the termination of the offering under this prospectus:

•	Registration Statement on Form 10 originally filed with the SEC on February 6, 2015, as amended and declared effective on June 3, 2015 (the “Form 10”), including without limitation, the description of capital stock contained in the registration statement;

•	Quarterly Reports on Form 10-Q for the quarterly periods ended June 30, 2015 and September 30, 2015; and

•	Current Reports on Form 8-K filed on June 5, 2015, July 2, 2015, August 3, 2015, October 6, 2015 and November 3, 2015.

You may request a copy of any document incorporated by reference in this prospectus and any exhibit specifically incorporated by reference in those documents, at no cost, by writing or telephoning us at the following address or phone number:

Columbia Pipeline Group, Inc.

Attention: Steven B. Nickerson

Vice President, Deputy General Counsel and Corporate Secretary

5151 San Felipe Street, Suite 2500

Houston, Texas 77056

(713) 386-3701

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The information in this prospectus, any prospectus supplement and in the documents incorporated by reference include certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Exchange Act. Forward-looking statements give our current expectations, contain projections of results of operations or of financial condition, or forecasts of future events. Words such as “may,” “assume,” “forecast,” “position,” “predict,” “strategy,” “expect,” “intend,” “plan,” “estimate,” “anticipate,” “believe,” “project,” “budget,” “potential,” or “continue,” and similar expressions are used to identify forward-looking statements. They can be affected by assumptions used or by known or unknown risks or uncertainties. Consequently, no forward-looking statements can be guaranteed. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in this prospectus, any prospectus supplement and in the documents incorporated by reference. Actual results may vary materially. You are cautioned not to place undue reliance on any forward-looking statements. You should also understand that it is not possible to predict or identify all such factors and should not consider the following list to be a complete statement of all potential risks and uncertainties. Factors that could cause our actual results to differ materially from the results contemplated by such forward-looking statements include:

•	changes in general economic conditions;

•	competitive conditions in our industry;

•	actions taken by third-party operators, processors and transporters;

•	the demand for natural gas storage and transportation services;

•	our ability to successfully implement our business plan;

•	our ability to complete internal growth projects on time and on budget;

•	the price and availability of debt and equity financing;

•	restrictions in our existing and any future credit facilities;

•	capital market performance and other factors that may decrease the value of benefit plan assets;

•	the availability and price of natural gas to the consumer compared to the price of alternative and competing fuels;

•	competition from the same and alternative energy sources;

•	energy efficiency and technology trends;

•	operating hazards and other risks incidental to transporting, storing and gathering natural gas;

•	natural disasters, weather-related delays, casualty losses and other matters beyond our control;

•	interest rates;

•	labor relations;

•	large customer defaults;

•	changes in the availability and cost of capital;

•	changes in tax status;

•	the effects of existing and future laws and governmental regulations;

•	the effects of future litigation;

•	the qualification of the Separation as a tax-free distribution;

•	our ability to achieve the benefits that we expect to achieve as an independent publicly traded company;

•	our dependence on NiSource to provide us with certain services following the Separation; and

•	certain factors discussed elsewhere in this prospectus.

These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate. All comments concerning our expectations for future revenues and operating results are based on our forecasts for our existing operations and do not include the potential impact of any future acquisitions. Our forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause actual results to differ materially from our historical experience and our present expectations or projections. Known material factors that could cause our actual results to differ from those in the forward-looking statements are those described in “Item 1A. Risk Factors” in the Form 10, and Annual Reports on Form 10-K, any Quarterly Reports on Form 10-Q and any Current Reports on Form 8-K, which are incorporated by reference herein.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date they are made. We undertake no responsibility to publicly release the result of any revision of our forward-looking statements after the date they are made, except as required by law.

COLUMBIA PIPELINE GROUP, INC.

Overview

We are a growth-oriented Delaware corporation formed to own, operate and develop a portfolio of pipelines, storage and related midstream assets.

We own approximately 15,000 miles of strategically located interstate gas pipelines extending from New York to the Gulf of Mexico and one of the nation’s largest underground natural gas storage systems, with approximately 300 million dekatherms of working gas capacity, as well as related gathering and processing assets. For the nine months ended September 30, 2015, 94% of our revenue, excluding revenues generated from cost recovery under certain regulatory tracker mechanisms, which we refer to as “tracker-related revenues,” was generated under firm revenue contracts. As of September 30, 2015, these contracts had a weighted average remaining contract life of 5.0 years. We own these assets through Columbia OpCo, a partnership between our wholly owned subsidiary CEG and CPPL.

We expect the revenues generated from our businesses will increase as we execute on our significant portfolio of organic growth opportunities. We believe that future internal growth projects will be funded primarily through borrowings under our credit facilities or through issuances of debt and equity securities.

On July 1, 2015, NiSource completed the distribution of all of our shares our common stock to holders of NiSource common stock, resulting in two independent energy infrastructure companies: NiSource Inc., a fully regulated natural gas and electric utilities company, and Columbia Pipeline Group, Inc., a company focused solely on natural gas pipeline, midstream and storage activities.

Our principal executive offices are located at 5151 San Felipe Street, Suite 2500, Houston, Texas 77056, and our telephone number at that location is (713) 386-3701.

Our Subsidiaries CEG and CPPL

CEG was originally formed as a Delaware corporation in 1926 and currently owns and operates substantially all of our natural gas transmission and storage assets. Through our ownership of CEG, we have achieved a brand name in the energy infrastructure industry and developed strong relationships with producers, marketers and other end-users of natural gas throughout the upstream and midstream industries. In addition, over the past five years, we have implemented internal expansion capital projects totaling over $1.8 billion. We intend to utilize the significant experience of our management team to execute our growth strategy, including the construction, development and integration of additional energy infrastructure assets. We own 100% of CEG.

CPPL is a fee-based, growth-oriented Delaware limited partnership formed to own, operate and develop a portfolio of pipelines, storage and related midstream assets. The business and operations of CPPL are conducted through Columbia OpCo, a partnership between CEG and CPPL. CPPL owns the general partner of Columbia OpCo. Through our wholly owned subsidiary CEG, we own the general partner of CPPL, all of CPPL’s incentive distribution rights and all of CPPL’s subordinated units, which, in the aggregate, represent a 46.5% limited partnership interest in CPPL. CPPL completed its initial public offering on February 11, 2015, selling 53.5% of its limited partnership interests.

CEG is required to offer CPPL the right to purchase its 84.3% limited partnership interest in Columbia OpCo before it can sell that interest to anyone else. Although CPPL has the right of first offer to purchase CEG’s interest in Columbia OpCo, CPPL is not obligated to purchase any additional interest in Columbia OpCo from CEG.

RISK FACTORS

An investment in our securities involves a significant degree of risk. Before you invest in our securities you should carefully consider those risk factors included in our registration statement on Form 10, as amended, any Annual Reports on Form 10-K, any Quarterly Reports on Form 10-Q and any Current Reports on Form 8-K, which are incorporated herein by reference, and those risk factors that may be included in any applicable prospectus supplement, together with all of the other information included in this prospectus and the documents we incorporate by reference, in evaluating an investment in our securities. If any of the risks discussed in the foregoing documents were to occur, our business, financial condition, results of operations and cash flows could be materially adversely affected. Also, please read “Cautionary Statement Regarding Forward-Looking Statements.”

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we intend to use the net proceeds (after the payment of any offering expenses and/or underwriting discounts and commissions) from the sale of the securities offered by this prospectus and any prospectus supplement for our general corporate purposes, which may include repayment of indebtedness, the financing of capital expenditures, future acquisitions and additions to our working capital.

Any specific allocation of the net proceeds of an offering of securities to a specific purpose will be determined at the time of the offering and will be described in a prospectus supplement relating to such offering. The precise amount and timing of the application of these proceeds will depend upon our funding requirements and the availability and cost of other funds.

RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERENCE DIVIDENDS

Our ratio of earnings to combined fixed charges and preference dividends for each of the five years in the period ended December 31, 2014 and for the nine months ended September 30, 2015 is set forth below.

We did not have any shares of preferred stock outstanding as of December 31, 2014 and September 30, 2015, and did not declare and were not otherwise required to pay any dividends on preferred stock during the periods noted in the table below. Accordingly, our ratio of earnings to combined fixed charges and preference dividends for any given period is equivalent to our ratio of earnings to fixed charges.

	Nine Months Ended September 30, 2015	Year Ended December 31,
		2014	2013	2012	2011	2010
Ratio of earnings to combined fixed charges and preference dividends	5.64	7.57	10.21	12.49	11.67	12.15

DESCRIPTION OF CAPITAL STOCK

Overview

The following is a summary of certain provisions of Delaware law and the material terms of our capital stock as contained in our amended and restated certificate of incorporation (“our charter”) and our amended and restated bylaws (“our bylaws”). The following descriptions do not purport to be complete statements of the relevant provisions of our charter, our bylaws or the Delaware General Corporation Law (the “DGCL”). You should refer to our charter and bylaws, which are incorporated by reference, along with the applicable provisions of the DGCL.

Authorized Capital Stock

Our authorized capital stock consists of 2,000,000,000 shares of common stock, par value $0.01 per share, and 80,000,000 shares of preferred stock, par value $0.01 per share.

Common Stock

Shares Outstanding. As of November 9, 2015, we had 317,616,350 issued and outstanding shares of common stock.

Dividends. Holders of shares of our common stock are entitled to receive dividends when, as and if declared by our board of directors out of funds legally available for that purpose, subject to any preferential rights of holders of any outstanding shares of preferred stock and any other class or series of stock having preference over the common stock as to dividends. All decisions regarding our payment of dividends will be made by our board of directors from time to time in accordance with applicable law. We expect to establish a dividend payout ratio target, which reflects the percentage of our recurring earnings expected to be paid as dividends.

Voting Rights. The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of our stockholders. In matters other than the election of directors, stockholder approval requires the affirmative vote of a majority of the voting power of our capital stock present in person or represented by proxy at the meeting and entitled to vote on the matter, voting as a single class, unless the matter is one upon which, by express provision of law, our charter or our bylaws, a different vote is required. Subject to the rights of the holders of any series of preferred stock to elect directors under specified circumstances, election of directors is determined by a plurality of the votes cast.

In addition to any other vote that may be required by law, applicable stock exchange rule or the terms of any series of our preferred stock, amendments to our certificate of incorporation must be approved by at least a majority of the voting power of all then outstanding shares of capital stock entitled to vote generally in the election of directors, voting as a single class. However, the vote of at least 80% of the voting power of all then outstanding shares of capital stock entitled to vote generally in the election of directors, voting as a single class, is required to amend certain provisions of our charter, including the provisions relating to the classified board of directors, stockholder action by written consent and stockholder amendment of our bylaws or charter.

Our bylaws may be amended by the vote of at least a majority of our board of directors or the holders of at least 80% of the voting power of all then outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class.

Other Rights. Subject to the rights of any holders of preferred stock, upon our liquidation, dissolution or winding-up, after payment or provision for payment of our debts and other liabilities, the holders of our common stock are entitled to share ratably in all of our assets available for distribution to our stockholders.

No shares of our common stock are subject to redemption or have preemptive rights to purchase additional shares of our common stock or any other of our securities. There are no subscription rights, conversion rights or sinking fund provisions applicable to our common stock.

Preferred Stock

Our board of directors has the authority, without action by our stockholders, to designate and issue our preferred stock in one or more series and to designate the rights, preferences, limitations and privileges of each series of preferred stock. These rights, preferences, limitations and privileges may include dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of this series, any or all of which may be greater than the rights of our common stock. It is not possible to state the actual effect of the issuance of any shares of our preferred stock upon the rights of holders of our common stock until our board of directors determines the specific rights of the holders of our preferred stock. However, the effects of the issuance of any shares of our preferred stock upon the rights of holders of our common stock might include, among other things:

•	restricting dividends on our common stock,

•	diluting the voting power of our common stock,

•	impairing the liquidation rights of our common stock, and

•	delaying or preventing a change in control without further action by our stockholders.

As of November 9, 2015, no shares of our preferred stock are outstanding.

Certain Provisions of Delaware Law, Our Charter and Our Bylaws

Certain provisions of Delaware law, our charter and our bylaws summarized below may have an anti-takeover effect and may delay, deter or prevent a tender offer or takeover attempt that some stockholders might consider to be in their best interests, including attempts that might result in a premium being paid over the market price for shares of our common stock. These provisions:

•	encourage potential acquirers to deal directly with our board of directors,

•	give our board of directors the time and leverage to evaluate the fairness of the proposal to all stockholders,

•	enhance continuity and stability in the composition of our board of directors and in the policies formulated by our board of directors, and

•	discourage certain tactics that may be used in proxy fights.

Undesignated Preferred Stock. Without any vote or other action by our stockholders, our board of directors has the ability to designate and issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of CPG. These and other provisions may defer hostile takeovers or delay changes of control of our management.

Classified Board of Directors until the 2018 Annual Meeting of Stockholders. Subject to the rights of holders of any series of our preferred stock with respect to the election of directors, our charter provides for our board of directors to be divided into three classes as nearly equal in size as practicable. The term of the first class of directors will expire upon the election of directors at our 2016 annual meeting of stockholders; the term of the second class of directors will expire upon the election of directors at our 2017 annual meeting of stockholders and the term of the third class of directors will expire upon the election of directors at our 2018 annual meeting of stockholders. Directors elected at the 2016 and 2017 annual meetings of stockholders will hold office until the 2018 annual meeting of stockholders. Commencing with the 2018 annual meeting of stockholders, each director will be elected annually for a term of one year.

No Cumulative Voting. Our charter provides that holders of shares of our common stock are not entitled to cumulate their votes in the election of directors.

No Stockholder Action by Written Consent; Special Meetings. Except as otherwise expressly provided by the terms of any series of our preferred stock permitting the holders of such series to act by written consent, any action required or permitted to be taken by our stockholders must be effected at a duly called annual or special meeting of our stockholders, and our charter specifically denies the ability of our stockholders to consent in writing to the taking of any action. Further, our charter and our bylaws provide that special meetings may be called only by the Chairperson of our board of directors, our Chief Executive Officer or our board of directors, by resolution adopted by a majority of the entire board of directors.

Requirements for Advance Notification of Stockholder Nomination and Proposals. Our bylaws establish advance notice procedures with respect to stockholder proposals and nomination of candidates for election as directors other than nominations made by or at the direction of our board of directors or a committee of our board of directors. Our bylaws prescribe specific information that the stockholder’s notice must contain, including, among other things, information about: (1) any CPG common stock, options, or related derivative instruments owned, directly or indirectly, by the stockholder giving the notice, the beneficial owner, if any, on whose behalf the nomination or proposal is made, and their respective affiliates or associates or others acting in concert therewith; (2) if applicable, the business other than a nomination desired to be brought before the meeting; and (3) if applicable, each person whom the stockholder proposes to nominate for election or reelection to our board of directors. Generally, under our bylaws, to be timely notice must be received at the principal executive offices of CPG not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. Notwithstanding the specific provisions of our bylaws, stockholders may request inclusion of proposals in our proxy statement pursuant to Rule 14(a)-8 under the Exchange Act or inclusion of nominees in our proxy statement pursuant to other SEC proxy rules.

Removal of Directors. Our charter provides that, subject to the rights of holders of any series of our preferred stock with respect to the election of directors, our stockholders may only remove a director for cause by the affirmative vote of a majority of the voting power of our capital stock.

Size of Board. Our charter provides that the number of directors on our board of directors will be not less than seven nor more than 12, with the exact number of directors to be fixed exclusively by our board of directors, subject to the rights of holders of any series of our preferred stock with respect to the election of directors.

No Stockholder Ability to Fill Director Vacancies. Our charter provides that, subject to the rights of holders of any series of our preferred stock with respect to the election of directors:

•	the number of directors shall be set exclusively by a resolution of the board of directors,

•	a director may be removed from office by our stockholders only for cause and

•	vacancies occurring on our board of directors for any reason and newly created directorships resulting from an increase in the number of directors may be filled only by vote of a majority of the remaining members of our board of directors.

Supermajority Requirements. Our charter provides that, in addition to any other vote that may be required by law, applicable stock exchange rule or the terms of any series of preferred stock, a vote of at least 80% of the voting power of all then outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class, is required to adopt, amend or repeal certain provisions of our charter. In addition, our bylaws provide that certain provisions of our bylaws may only be amended by either the vote of at least a majority of our board of directors or the vote of at least 80% of the voting power of all then outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class.

Delaware Anti-Takeover Statute. Our charter does not exempt CPG from the application of Section 203 of the DGCL, an anti-takeover law.

In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years following the date on which the person became an interested stockholder, unless the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder, and, generally, an “interested stockholder” is a person that, together with its affiliates and associates, owns 15% or more of the corporation’s voting stock.

Limitation of Liability of Directors

Our charter limits the personal liability of directors to CPG and our stockholders for monetary damages for breach of fiduciary duty as a director to the maximum extent permitted by the DGCL. The DGCL provides that directors of a corporation will not be personally liable to the corporation or its stockholders for monetary damages for breach of their fiduciary duties as directors, except for liability:

•	for any breach of the director’s duty of loyalty to the corporation or its stockholders,

•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law,

•	under Section 174 of the DGCL relating to unlawful payments of dividends or unlawful stock repurchases or redemptions, or

•	for any transaction from which the director derived an improper personal benefit.

The limitation of liability does not apply to liabilities arising under the federal or state securities laws and does not affect the availability of equitable remedies, such as injunctive relief or rescission.

Choice of Forum

Our charter provides that unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for:

•	any derivative action or proceeding brought on our behalf,

•	any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or other employees to us or our stockholders,

•	any action asserting a claim against us arising pursuant to any provision of the DGCL or our charter or bylaws or

•	any action asserting a claim against us pertaining to internal affairs of our corporation.

It is possible that a court of law could rule that the choice of forum provision contained in our charter is inapplicable or unenforceable if it is challenged in a proceeding or otherwise.

Indemnification of Directors and Officers

Our charter requires us to indemnify our directors and officers to the fullest extent authorized or permitted by the DGCL, as may be amended. Any amendment of this provision will not reduce our indemnification obligations relating to actions taken before the amendment.

A director’s or officer’s right to indemnification to be conferred by our charter includes the right to be paid by CPG the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition, provided that the director presents a written undertaking to repay such amount if it is ultimately determined that the director is not entitled to be indemnified by CPG. We will not be obligated to indemnify or advance expenses of any director or officer in connection with any proceeding initiated by such person unless such proceeding was authorized by our board of directors.

We intend to obtain policies that insure our directors and officers and the directors and officers of our subsidiaries against certain liabilities they may incur in their capacity as directors and officers.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

NYSE Listing

Our common stock is listed on the NYSE under the ticker symbol “CPGX.”

DESCRIPTION OF DEPOSITARY SHARES

We may offer depositary shares (either separately or together with other securities) representing fractional interests in our preferred stock of any series. In connection with the issuance of any depositary shares, we will enter into a depositary agreement with a bank or trust company, as depositary, which will be named in the applicable prospectus supplement. Depositary shares will be evidenced by depositary receipts issued pursuant to the related depositary agreement. Immediately following our issuance of the preferred stock related to the depositary shares, we will deposit the preferred stock with the relevant preferred stock depositary and will cause the preferred stock depositary to issue, on our behalf, the related depositary receipts. Subject to the terms of the depositary agreement, each owner of a depositary receipt will be entitled, in proportion to the fraction of a share of preferred stock represented by the related depositary share, to all the rights, preferences and privileges of, and will be subject to all of the limitations and restrictions on, the preferred stock represented by the depositary receipt (including, if applicable, dividend, voting, conversion, exchange redemption and liquidation rights).

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of our common stock and/or preferred stock. Warrants may be issued independently or together with preferred stock or common stock offered by any prospectus supplement. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent, all as set forth in the prospectus supplement relating to the particular issue of warrants. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants. The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all provisions of the warrant agreements.

You should refer to the prospectus supplement relating to a particular issue of warrants for the terms of and information relating to the warrants, including, where applicable:

(1)	the number of shares of common stock or preferred stock purchasable upon exercise of the warrants and the price at which such number of shares of common stock or preferred stock may be purchased upon exercise of the warrants;

(2)	the date on which the right to exercise the warrants commences and the date on which such right expires (the “Expiration Date”);

(3)	United States federal income tax consequences applicable to the warrants;

(4)	the amount of the warrants outstanding as of the most recent practicable date; and

(5)	any other terms of the warrants.

Warrants will be offered and exercisable for United States dollars only. Warrants will be issued in registered form only. Each warrant will entitle its holder to purchase such number of shares of common stock or preferred stock at such exercise price as is in each case set forth in, or calculable from, the prospectus supplement relating to the warrants. The exercise price may be subject to adjustment upon the occurrence of events described in such prospectus supplement. After the close of business on the Expiration Date (or such later date to which we may extend such Expiration Date), unexercised warrants will become void. The place or places where, and the manner in which, warrants may be exercised will be specified in the prospectus supplement relating to such warrants.

Prior to the exercise of any warrants, holders of the warrants will not have any of the rights of holders of common stock, including the right to receive payments of any dividends on the common stock purchasable upon exercise of the warrants, or to exercise any applicable right to vote.

PLAN OF DISTRIBUTION

We may sell the securities pursuant to this prospectus and any accompanying prospectus supplement in and outside the United States (1) through underwriters or dealers; (2) directly to purchasers, including our affiliates and shareholders, or in a rights offering; (3) through agents; or (4) through a combination of any of these methods. The prospectus supplement will include the following information:

•	the terms of the offering;

•	the names of any underwriters, dealers or agents;

•	the name or names of any managing underwriter or underwriters;

•	the purchase price of the securities;

•	the net proceeds from the sale of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any commissions paid to agents.

The distribution of the securities may be effected from time to time in one or more transactions at a fixed price, at prevailing market prices at the time of the sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale, or at negotiated prices.

In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement. If so, the third parties may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third parties in such sale transactions will be underwriters and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). We or one of our affiliates may loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus or otherwise.

Sale Through Underwriters or Dealers

If we use underwriters in the sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to conditions, and the underwriters will be obligated to purchase all the securities offered by a prospectus supplement if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include over-allotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if such offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, these activities may be discontinued at any time.

If we use dealers in the sale of securities, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The dealers participating in any sale of the securities may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

Direct Sales and Sales Through Agents

We may sell the securities directly. In that event, no underwriters or agents would be involved. We may also sell the securities through agents we designate from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the securities, and we will describe any commissions payable by us to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.

Delayed Delivery Arrangements

If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

Remarketing Arrangements

Offered securities also may be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us, and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters within the meaning of the Securities Act in connection with the securities remarketed.

General Information

Underwriters, dealers and agents that participate in the distribution of the offered securities may be underwriters as defined in the Securities Act, and any discounts or commissions received by them from us and any profit on the resale of the offered securities by them may be treated as underwriting discounts and commissions under the Securities Act. Any underwriters or agents will be identified and their compensation described in the applicable prospectus supplement.

We may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the underwriters, dealers or agents may be required to make.

Underwriters, dealers and agents may engage in transactions with, or perform services for us or our subsidiaries in the ordinary course of their businesses.

In connection with offerings of securities under the registration statement of which this prospectus forms a part and in compliance with applicable law, underwriters, brokers or dealers may engage in transactions that stabilize or maintain the market price of the securities at levels above those that might otherwise prevail in the open market. Specifically, underwriters, brokers or dealers may over-allot in connection with offerings, creating a short position in the securities for their own accounts. For the purpose of covering a syndicate short position or stabilizing the price of the securities, the underwriters, brokers or dealers may place bids for the securities or effect purchases of the securities in the open market. Finally, the underwriters may impose a penalty whereby selling concessions allowed to syndicate members or other brokers or dealers for distribution of the securities in offerings may be reclaimed by the syndicate if the syndicate repurchases previously distributed securities in transactions to cover short positions, in stabilization transactions or otherwise. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market, and, if commenced, may be discontinued at any time.

LEGAL MATTERS

Our counsel, Vinson & Elkins L.L.P., Houston, Texas, will pass upon certain legal matters in connection with the offered securities. Any underwriters, dealers or agents will be advised about other issues relating to any offering by their own legal counsel.

EXPERTS

The combined financial statements of our predecessor as of December 31, 2014 and 2013, and for each of the three years in the period ended December 31, 2014, incorporated in this prospectus by reference from our registration statement on Form 10 filed with the Securities and Exchange Commission, as amended, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company’s initial public offering of limited partner interests of Columbia Pipeline Partners LP which was completed on February 11, 2015). Such combined financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

COLUMBIA PIPELINE GROUP, INC.

Common Stock

Preferred Stock

Depositary Shares

Warrants

PROSPECTUS

November 9, 2015

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities covered by this registration statement, other than underwriting discounts and commissions. All of the expenses will be borne by us except as otherwise indicated.

SEC registration fee	$	*
Legal fees and expenses		**
Accounting fees and expenses		**
Listing fee		**
Printing costs		**
Financial Industry Regulatory Authority Fee		**
Miscellaneous expenses		**

Total	$	**

*	Applicable SEC registration fees have been deferred in accordance with Rules 456(b) and 457(r) of the Securities Act and are not estimable at this time.
**	Estimated expenses are not presently known. The foregoing sets forth the general categories of expenses (other than underwriting discounts and commissions) that we anticipate we will incur in connection with the offering of securities under this registration statement. An estimate of the aggregate expenses in connection with the issuance and distribution of securities being offered will be included in the applicable prospectus supplement.

Item 15.	Indemnification of Directors and Officers.

Section 145(a) of the General Corporation Law of the State of Delaware (the “DGCL”), which Columbia Pipeline Group, Inc. is subject to, provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. Section 145(b) of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145 of the DGCL, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Any indemnification under subsections (a) and (b) of Section 145 of the DGCL (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of Section 145. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate. The indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

Section 145 of the DGCL also empowers a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under Section 145.

Section 8.1 of the Restated Certificate of Incorporation (the “Restated Certificate”) of Columbia Pipeline Group, Inc. (the “Company”), provides that no director of the Company will be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director except to the extent such exemption from liability or limitation thereof is not permitted by the DGCL.

Section 8.2(a) of the Restated Certificate provides that each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter, a “Proceeding”), by reason of the fact that such person or a person of whom such person is the legal representative is or was (whether or not such person continues to serve in such capacity at the time any indemnification is sought or at the time any Proceeding relating thereto exists or is brought), a director or officer of the Company or is or was at any such time a director or officer of the Company serving at the request of the Company as a director, officer, trustee, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans maintained or sponsored by the Company (hereinafter, a “Covered Person”), whether the basis of such Proceeding is alleged action in an official capacity as a director, officer, trustee, employee or agent or in any other capacity while serving as a director, officer, trustee, employee or agent, will be (and will be deemed to have a contractual right to be) indemnified and held harmless by the Company (and any successor of the Company by merger or otherwise) to the fullest extent authorized or permitted by the DGCL, as now or hereafter in effect, against all expense, liability and loss (including attorneys’ fees, judgments, fines, excise taxes or penalties and amounts paid or to be paid in settlement) incurred or suffered by such Covered Person in connection therewith, and such indemnification will continue as to a Covered Person who has ceased to be a director, officer, trustee, employee or agent and will inure to the benefit of such Covered Person’s heirs, executors and personal and legal representatives.

A director’s right to indemnification conferred by Section 8.2(a) of the Restated Certificate includes the right to be paid by the Company the expenses incurred in defending or otherwise participating in any Proceeding in advance of its final disposition, provided that such director presents to the Company a written undertaking to repay such amount if it is ultimately determined that such director is not entitled to be indemnified by the Company. Notwithstanding the foregoing, except for proceedings to enforce any director’s or officer’s rights to indemnification or any director’s rights to advancement of expenses, the Company is not obligated to indemnify any director or officer, or advance expenses of any director, (or such director’s or officer’s heirs, executors or personal or legal representatives) in connection with any proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized by the Board of Directors.

The Restated Certificate and the DGCL permit the Company and its subsidiaries to purchase and maintain insurance on behalf of any person who is a director or officer for acts committed in their capacities as such directors or officers. The Company currently maintains such liability insurance.

Item 16.	Exhibits.

Reference is made to the Index to Exhibits following the signature pages hereto, which Index to Exhibits is hereby incorporated by reference into this item.

Item 17.	Undertakings.

(a) Each undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The undersigned registrant hereby undertakes, to the extent that the securities are offered to existing security holders pursuant to warrants and any securities not taken by security holders are to be offered to the public, to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on November 9, 2015.

COLUMBIA PIPELINE GROUP, INC.

By:	/s/ Robert C. Skaggs, Jr.
Name:	Robert C. Skaggs, Jr.
Title:	President, Chief Executive Officer and Director

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stephen P. Smith and Steven B. Nickerson, and each of them, any of whom may act without joinder of the other, as his or her lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on November 9, 2015.

Signature	Title

/s/ Robert C. Skaggs, Jr.	President, Chief Executive Officer and Director
Robert C. Skaggs, Jr.	(Principal Executive Officer)

/s/ Stephen P. Smith	Executive Vice President and Chief Financial Officer
Stephen P. Smith	(Principal Financial Officer)

/s/ Jon D. Veurink	Senior Vice President and Chief Accounting Officer
Jon D. Veurink	(Principal Accounting Officer)

/s/ Sigmund L. Cornelius	Director
Sigmund L. Cornelius

/s/ Marty R. Kittrell	Director
Marty R. Kittrell

/s/ W. Lee Nutter	Director
W. Lee Nutter

/s/ Deborah S. Parker	Director
Deborah S. Parker

Signature	Title

/s/ Lester P. Silverman	Director
Lester P. Silverman

/s/ Teresa A. Taylor	Director
Teresa A. Taylor

INDEX TO EXHIBITS

Exhibit Number	Description

1.1*	Form of Underwriting Agreement.

2.1	Separation and Distribution Agreement, dated as of June 30, 2015, between NiSource Inc. and Columbia Pipeline Group, Inc. (Incorporated by reference to Exhibit 2.1 to the Columbia Pipeline Group, Inc. Current Report on Form 8-K (File No. 001-36838) filed on July 2, 2015).

4.1	Restated Certificate of Incorporation of Columbia Pipeline Group, Inc. (Incorporated by reference to Exhibit 3.1 to Amendment No. 4 to the Columbia Pipeline Group, Inc. Registration Statement on Form 10 (File No. 001-36838) filed on May 22, 2015).

4.2	Amended and Restated Bylaws of Columbia Pipeline Group, Inc. (Incorporated by reference to Exhibit 3.2 to Amendment No. 1 to the Columbia Pipeline Group, Inc. Registration Statement on Form 10 (File No. 001-36838) filed on March 13, 2015).

4.3*	Form of Certificate of Designations for Preferred Stock

4.4*	Form of Depositary Agreement

4.5*	Form of Warrant Agreement

5.1**	Opinion of Vinson & Elkins L.L.P. as to the legality of the securities being registered.

12.1**	Ratio of Earnings to Combined Fixed Charges and Preference Dividends

23.1**	Consent of Deloitte & Touche LLP

23.3**	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 5.1).

24.1**	Powers of Attorney (contained on signature pages).

*	To be filed by a post-effective amendment to this registration statement or as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Exchange Act.
**	Filed herewith.